UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification
incorporation)		Number)

4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Accounting Officer
The Audit Committee of Weatherford International Ltd. designated Charles E. Geer, Jr., Vice President — Financial Reporting as our principal accounting officer effective June 22, 2010. Mr. Geer, age 40, joined Weatherford in 2007 as Corporate Controller — External Reporting. From 2001 - 2007, Mr. Geer worked for Halliburton’s corporate office in various positions.
Approval of 2010 Omnibus Incentive Plan
The shareholders of Weatherford International Ltd. approved the adoption of the Weatherford International Ltd. 2010 Omnibus Incentive Plan (the “Plan”) at our annual shareholders meeting on June 23, 2010. The descriptions of the Plan, as well as the grant to Mr. Duroc-Danner of 530,035 performance-based restricted share units contingent on shareholder approval of the Plan, that are set forth in our proxy statement dated May 13, 2010 are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Weatherford International Ltd. held its 2010 Annual Meeting of Shareholders on June 23, 2010 (the “Annual Meeting”). The following are the results of the matters voted upon by the shareholders at the Annual Meeting:

		Outcome				Broker
		of Vote	Votes For	Against	Abstain	Non-Votes

1.	Approval of the 2009 Annual Report, the Consolidated Financial Statements of Weatherford International Ltd. for the year ended December 31, 2009 and the Statutory Financial Statements of Weatherford International Ltd. for the year ended December 31, 2009.	FOR	549,963,952	1,615,170	2,690,962	0

2.	Discharge of the Board of Directors and executive officers from liability for actions during the year ended December 31, 2009.	FOR	536,659,936	11,826,575	5,783,573	0

3.	Election of the following Nominees as Directors, as set forth in the Proxy Statement:

	Bernard J. Duroc-Danner	FOR	344,949,728	119,825,784	581,071	88,913,509
	Samuel W. Bodman, III	FOR	463,020,872	1,698,250	637,461	88,913,509
	David J. Butters	FOR	336,645,570	128,165,159	545,854	88,913,509
	Nicholas F. Brady	FOR	409,359,988	54,921,939	1,074,656	88,913,509

		Outcome				Broker
		of Vote	Votes For	Against	Abstain	Non-Votes

	William E. Macaulay	FOR	288,181,405	176,631,527	543,650	88,913,510
	Robert B. Millard	FOR	286,080,504	178,728,732	547,347	88,913,509
	Robert K. Moses, Jr.	FOR	288,474,332	176,327,766	554,485	88,913,509
	Guillermo Ortiz	FOR	463,246,839	1,496,314	613,430	88,913,509
	Emyr Jones Parry	FOR	463,156,077	1,549,405	651,100	88,913,510
	Robert A. Rayne	FOR	336,850,268	127,963,799	542,515	88,913,510

4.	Appointment of Ernst & Young LLP as independent registered public accounting firm for year ending December 31, 2010 and the re-election of Ernst & Young Ltd. Zurich as statutory auditor for year ending December 31, 2010.	FOR	551,924,499	1,843,555	502,028	10

5.	Approval of the reclassification of CHF 475 million of legal reserves (additional paid-in capital) to other reserves.	FOR	547,006,409	3,412,810	3,850,867	0

6.	Approval of an amendment to the Articles of Association to extend the Company’s authorized share capital to June 23, 2012 and to increase issuable authorized capital to an amount equal to 50% of stated capital as of May 5, 2010.	FOR	515,064,308	36,062,703	3,142,375	706

7.	Approval of an amendment to the Articles of Association to increase the amount of conditional capital to 50% of stated capital as of May 5, 2010 and to specify in the Articles of Association the amount of conditional share capital that may be allocated to each category of beneficiary provided for in the Articles.	FOR	514,362,983	36,297,155	3,609,250	704

8.	Approval of the Weatherford International Ltd. 2010 Omnibus Incentive Plan.	FOR	421,841,740	42,335,478	1,178,655	88,914,209
Item 8.01 Other Events.
On June 23, 2010, Weatherford International Ltd. issued a press release announcing the election of three new directors to our Board of Directors: Dr. Samuel W. Bodman, III; Dr. Guillermo Ortiz; and Sir Emyr Jones Parry. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

3.1*	Articles of Association of Weatherford International Ltd., a Swiss joint stock corporation, as approved by the shareholders on June 23, 2010.

10.1	Weatherford International Ltd. 2010 Omnibus Incentive Plan (incorporated by reference to Annex C of the company’s proxy statement filed on May 13, 2010).

99.1*	Press Release of Weatherford International Ltd. dated June 23, 2010.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WEATHERFORD INTERNATIONAL LTD.

By: Name:	/s/ Joseph C. Henry Joseph C. Henry
Title:	Vice President
June 23, 2010